Exhibit 10.4

                         AGREEMENT OF SALE AND PURCHASE
                         ------------------------------


     THIS AGREEMENT OF SALE AND PURCHASE (this "Agreement"), dated as of this 14th day of June, 1996, is made by and between Ballston Hotel Limited Partnership, a Virginia limited partnership ("Seller"), and EquiStar Hotel Investors, L.P., a Delaware limited partnership ("Purchaser").

                                       1.

                         Definitions; Sale and Purchase
                         ------------------------------

     1.01. Definitions. For the purpose of this Agreement, the following terms
           -----------
shall have the meanings indicated below:

          (a)  Affiliate shall mean any entity controlling, controlled by or
               ---------
under common control with the entity at issue.

          (b)  Bookings shall mean contracts or reservations for the use or
               --------
occupancy of guest rooms and/or the banquet facilities of the Hotel.

          (c)  Closing Date shall mean the date specified in Section 7.01.
               ------------

          (d)  Consumables shall mean all opened and unopened food and beverages
               -----------
(alcoholic and non-alcoholic).

          (e)  Cut-Off Time shall mean 11:59 p.m. on the date preceding the
               ------------
Closing Date.

          (f)  Effective Date shall mean the date of this Agreement.
               --------------

          (g)  Expendables shall mean all china, glassware, linens, silverware,
               -----------
kitchen and bar small goods, paper goods, guest supplies, cleaning supplies, operating supplies, printing, stationary and uniforms, whether in use or held in reserve storage for future use in connection with the operation of the Hotel.

          (h)  Furnishings shall mean all fixtures, furniture, furnishings,
               -----------
fittings, equipment, machinery, apparatus, appliances, vehicles and other articles of personal property located on or used or usable in connection with any part of the Hotel, subject to such depletions, substitutions and replacements as shall occur and be made in the ordinary course of business prior to the Closing Date.

          (i)  Hotel shall mean the hotel located at 950 North Stafford Street,
               -----
Arlington, Virginia 22203, and known as the Arlington Renaissance Hotel.

































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          (j)  Hotel Contracts shall mean the existing Management Agreement with
               ---------------
Renaissance Hotel Operating Company, or its affiliate (the "Management Agreement"), all service and maintenance contracts, employment agreements, union contracts, purchase orders, equipment leases and other contracts or agreements relating to the maintenance, operation, provisioning or equipping of the Hotel, together with all related written warranties and guaranties.

          (k)  Improvements shall mean the buildings, structures (surface and
               ------------
sub-surface), installations and other improvements, including such fixtures and appurtenances as shall constitute real property located on the Land.

          (l)  Land shall mean the land and all appurtenances thereto, having a
               ----
street address at 950 North Stafford Street, Arlington, Virginia 22203, and more particularly described in Exhibit A to this Agreement upon which the Hotel is situated together with all appurtenances to the Land.

          (m)  Permits shall mean all licenses, franchises, permits,
               -------
certificates of occupancy, authorizations and approvals used in or relating to the ownership, occupancy or operation of any part of the Hotel, including, without limitation, those necessary for the sale and on-premises consumption of liquor and other alcoholic beverages.

          (n)  Parking Interest shall mean that certain 35.02% interest in
               ----------------
Ballston Parking Associates, a Virginia general partnership, currently owned by Seller and to be conveyed to Purchaser pursuant to the terms hereof.

          (o)  Property shall mean the Land and Improvements, as more fully
               --------
described in Exhibit A, attached hereto.

     1.02. Sale and Purchase. Seller agrees to sell and convey the Hotel and
           -----------------
Parking Interest to Purchaser, and Purchaser agrees to purchase and accept the Hotel and Parking Interest from Seller, for the price and subject to the terms, covenants, conditions and provisions set forth in this Agreement. The sale and purchase shall include the Property and all right, title and interest of Seller in and to the Parking Interest, Furnishings, Consumables, Expendables, Permits, Leases (as hereinafter defined) and Hotel Contracts.

                                       2.

                                  Consideration
                                  -------------

     2.01. Purchase Price.  (a)  The purchase price ("Purchase Price") to be
           --------------
paid by Purchaser to Seller at the closing of the purchase and sale of the Property and the other items described in Section 1.02 above (the "Closing") shall be Two Million, Eight Hundred Thousand and No/100 Dollars ($2,800,000), in cash or by

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wire transfer, of which the Deposit, as defined below, shall constitute a part, subject to the prorations and adjustments described below.

          (b)  In addition to Purchaser paying Seller the amount described in
Section 2.01(a), Purchaser shall acquire title to the Property subject to that certain obligation evidenced by a Promissory Note (the "Note") issued by Seller to Signet Bank/Virginia in the original principal amount of $18,500,000, dated October 5, 1988 (the "ALI Debt"), which is secured by a first lien deed of trust encumbering the Property. Immediately prior to the Closing Date, the ALI Debt shall be modified to reflect the release of IDI Financial Associates, IDI Services, Inc., IDI Associates (now known as IDI, L.C.), Ballston Realty, Inc. and Ballston Hotel, Inc., as guarantors of the ALI Debt and to reflect the terms and conditions set forth in Exhibit B, attached hereto.

     2.02. Payment of Purchase Price/Earnest Money.
           ----------------------------------------

          (a)  The Purchase Price shall be payable by Purchaser as follows:

               (i) Five Hundred Thousand and No/100 ($500,000) as an earnest money deposit (together with any interest earned thereon, the "Earnest Money") upon execution and delivery of this Agreement by a check payable to Chicago Title Insurance Company (in its capacity as holder of the Earnest Money, the "Escrow Agent"). The Earnest Money shall be held by Escrow Agent in escrow in an interest-bearing account pursuant to terms of this Agreement. If the Closing occurs in accordance with the terms and provisions of this Agreement, the Earnest Money shall be paid to Seller and credited against the Purchase Price. If the Closing does not occur, the Earnest Money shall be held and delivered as provided in this Agreement;

               (ii) Two Million, Three Hundred Thousand and No/ 100 Dollars ($2,300,000), subject to the prorations and adjustments described below, on the Closing Date, by wire transfer of good funds to an account to be designated by Seller prior to the Closing. If there is a dispute between Seller and Purchaser concerning Seller's or Purchaser's right to receive the Earnest Money, or the proceeds of collection thereof, Escrow Agent shall continue to hold the Earnest Money until the dispute is resolved by Seller and Purchaser or until otherwise directed by a court of competent jurisdiction. Upon termination of the escrow, all interest earned on the investments shall be paid to the party entitled to receive the principal thereof.




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                                       3.

                                     Survey
                                     ------

     3.01. Survey.  Promptly after the Effective Date, Purchaser shall at its
           ------
expense obtain and deliver to Purchaser a current survey (the "Survey") of the Property prepared by a licensed Virginia surveyor. The Survey, which shall be certified to Purchaser, Purchaser's lender and Purchaser's title insurer, shall indicate the metes and bounds of the Land, shall indicate the Improvements and the location of any easements, utility lines, rights-of-way, water courses, drains, sewers, driveways, roads and encroachments affecting the Property, and shall indicate that all Improvements are located within the record and setback lines of the Property and that no easements or other encroachments located on the Property interfere with the use of the Property and shall otherwise be in accordance with the Minimum Standard Detail Requirements and Classifications for ALTA/ACSM Land Title Surveys (including items 1, 2, 3, 6, 7A, 7B, 7C, 8, 9, 10, 11 and 13 of Table A thereof) and the standards of any board or organization promulgating standards for surveys in the Commonwealth of Virginia.

                                       4.

                                 Title Insurance
                                 ---------------

     4.01. Title Commitment.  Purchaser, at its cost, has caused Chicago Title
           ----------------
Insurance Company (in its capacity as title insurer, the "Title Company"), through its Washington, D.C. office, to deliver to Purchaser a up-to-date and complete commitment for an ALTA Owner's Policy of Title Insurance (1970, revised 10/17/84) with extended coverage (the "Title Commitment") accompanied by a legible copy of all recorded documents relating to liens, easements, rights-of-way, restrictions and other matters affecting title to the Property.

     4.02. Title Objections.  Purchaser shall have ten days from the last to be
           ----------------
received of the Title Commitment and the Survey to notify Seller as to any items that are unsatisfactory to Purchaser. Unless Purchaser or its attorney so notifies Seller within such ten-day period, Purchaser shall be deemed to have approved the condition of title to the Property as reflected by the Title Commitment. If within such period Purchaser notifies Seller that any of the items are unacceptable ("Objections"), Seller shall promptly undertake to cure such Objections to Purchaser's and the Title Company's satisfaction. If Seller is unable to cure such Objections prior to the Closing, then Purchaser may either (i) accept title to the Property subject to such Objections or (ii) terminate this Agreement by written notice to Seller, whereupon the Earnest Money shall be promptly returned to Purchaser and the parties shall have no further rights or liabilities under this Agreement. Purchaser shall make such

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election by written notice to Seller or on before the Closing Date or within five business days after Seller has advised Purchaser in writing that it is unable to cure such Objections, whichever occurs first, and in the event Purchaser does not make such election, Purchaser shall be conclusively deemed to have terminated this Agreement. Those restrictions, liens, encumbrances, easements, rights of way and other matters as are not objected to by Purchaser in the manner provided in this Section shall be deemed "Permitted Exceptions." Nothing herein shall be deemed to prohibit Purchaser from objecting to title defects revealed subsequent to approval of the title reflected by the Title Commitment and the Survey and any such objections will be treated as "Objections" in accordance with this Section.

     4.03. Title Conveyed.  Seller shall, on the Closing Date, convey to
           --------------
Purchaser good, marketable and insurable title subject only to the Permitted Exceptions.

     4.04. Monetary Liens.  Seller shall cure at or before the Closing any
           --------------
Objection which may be removed by the payment of a liquidated sum of money and Seller may not refuse to cure the same. Seller may use all or any portion of the Purchase Price to effect such cure at the Closing.

     4.05. Searches.  Promptly after the Effective Date, Purchaser shall obtain,
           --------
at its expense, written reports of searches (the "Searches") of the records of the appropriate governmental agencies confirming the absence of security interests, judgments, tax liens and bankruptcy proceedings which affect or could affect the Property or any interest therein to be transferred to Purchaser pursuant to this Agreement (except the Permitted Exceptions, the ALI Debt and equipment lease liens described in Exhibit C). If such Searches disclose the existence of any security interests, judgments, tax liens or bankruptcy proceedings which affect or could affect the Property or any interest therein to be transferred to Purchaser pursuant to this Agreement (except the Permitted Exceptions, the ALI Debt and equipment lease liens described in Exhibit C), Seller shall have thirty (30) days from the date of delivery of such written reports to secure the release of all such security interests, judgments, tax liens and bankruptcy proceedings and provide evidence of such release to Purchaser. If Seller fails to secure all such releases within such thirty (30) day period, Purchaser may elect, upon notice to Seller on or before the Closing Date, to (i) terminate this Agreement, in which event the Earnest Money shall promptly be returned to Purchaser, or (ii) accept title subject only to such then unreleased security interests, judgments and tax liens with the further right to deduct from the Purchase Price amounts secured by any such security interests, judgments and tax liens (other than the Permitted Exceptions, the ALI Debt and equipment lease liens described in Exhibit C) of a definite or ascertainable amount. If Purchaser fails to make such election, Purchaser shall be deemed to have elected to terminate this Agreement in accordance with (i) above. Said Searches shall be updated, at



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Purchaser's cost and expense, in Purchaser's discretion, prior to the Closing
Date confirming that there are no security interests, judgments, tax liens or bankruptcy proceedings affecting the Property or any interest therein to be transferred to Purchaser pursuant to this Agreement, except as described above.

                                       5.

                     Representations, Warranties, Covenants
                     --------------------------------------
                            and Conditions Precedent
                            ------------------------

     5.01. Seller's Representations and Warranties. Seller represents and
           ---------------------------------------
warrants to Purchaser as of the date hereof and as of the Closing Date as follows:

          (a) it is a duly organized and validly existing limited partnership and is in good standing under the laws of the Commonwealth of Virginia with all requisite power and authority to enter into this Agreement and to conduct its business;

          (b) this Agreement constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms;

          (c) no consents or approvals are required from any governmental authority or other person or entity for the Seller to enter into this Agreement. All action on the part of Seller necessary for the authorization, execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, (x) have been duly taken or (y) will, prior to the Closing, have been taken;

          (d) the execution and delivery of this Agreement by the Seller, and the consummation of the transactions contemplated hereby, does not conflict with or contravene the provisions of its organization documents, or any agreement or instrument by which it or its properties are bound or any law, rule, regulation, order or decree to which it or its properties are subject;

          (e) Seller has good and marketable title in and to the Hotel, subject only to the liens, easements, restrictions, encumbrances or conditions described in the Title Commitment dated March 9, 1996, a copy of which is attached hereto as Exhibit D

          (f) there are no actions, suits or proceedings pending or, to the best knowledge of Seller, threatened, against the Seller materially affecting any portion of the Hotel, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality except (A) that Seller is in default under the ALI Debt in that the Note has matured and Seller has failed to pay the principal indebtedness owing under the Note (the "Principal Default") (although Seller is current with respect to all interest



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payments under the Note) and (B) as set forth on Exhibit F, attached hereto;

          (g) there is no pending or threatened condemnation or similar proceeding or assessment affecting the Hotel, or any part thereof, nor to the actual knowledge of Seller, is any such proceeding or assessment contemplated by any governmental authority;

          (h) no service, material or work has been supplied in connection with the Hotel for which payment has not been or shall not be made in full;

          (i) all material contracts to which the Seller is a party or by which the Seller is bound on the date hereof which relate to or affect the Hotel are identified in Exhibit I. Seller and/or its Affiliates have heretofore delivered to the Purchaser true and complete copies of each of the Hotel Contracts along with all amendments thereto. To the best knowledge of Seller, the Seller is not in default of any of its obligations under any of the Hotel Contracts and, to the best of knowledge of the Seller, there is no default on the part of the other parties thereto. As used in this Section 5.01(h), a contract shall be deemed "material" if it involves payments or receipts by the Seller of more than $5,000 or if it may materially adversely affect the condition, properties, business or prospects of the Seller or the Hotel;

          (j) all taxes presently due and payable with respect to the Hotel have been paid in full;

          (k) to the actual knowledge of Seller, there are no violations of any ordinances, regulations, laws or statutes of any governmental agency, or of any covenant, agreement or restriction of record affecting or otherwise relating to the Hotel or any portion thereof which have not been complied with or corrected;

          (l) except for those amounts and uses of cleaning materials containing hazardous substances normally and customarily associated with the operation of a hotel for use by the genera] public, the Hotel, to the best of Seller's knowledge, is in compliance with all applicable environmental laws. Except as stated in the immediately preceding sentence, Seller has not released, stored or disposed of hazardous substances or materials containing hazardous substances, oil or petroleum products or wastes on or under the Hotel or any of the land adjacent to the Hotel. Seller has no actual knowledge of any material inaccuracy in that certain Phase I Environmental Report prepared by CRC Environmental,
dated                              , 1996 (the "Environmental Report").
      -------------------------- --
Seller's representations and warranties in this Section 5.01(l) are subject to any specific information about the Hotel contained in said Environmental Report. As used in this paragraph, "hazardous substances" shall mean hazardous substances as defined in the Comprehensive Environmental Response


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Compensation and Liability Act as amended, and the regulations thereunder, and
"hazardous waste" shall mean "hazardous waste" as defined in the Resource Conservation and Recovery Act as amended, and the regulations thereunder;

          (m) no assessments for public improvements have been made against the Hotel which are unpaid, including without limitation, those for construction of sewer and water lines, streets, sidewalks and curbs. To the best knowledge of Seller, there are no proposed special assessments affecting or which may affect the Hotel or any portion thereof;

          (n) to the best of Seller's knowledge, all, Permits, certificates, licenses and approvals required for the use and operation of the Hotel are identified in Exhibit G, which will be attached hereto within seven (7) days from the Effective Date, including without limitation certificates of use or occupancy, licenses to operate the Hotel, dining/food service facilities, retail and all other facilities and amenities to be offered at the Hotel for which licenses are required, underwriters certificates relating to electrical or other systems, zoning, curb cut, pedestrian and vehicular access to streets, buildings, safety and fire code regulations;

          (o) Seller and/or its Affiliates have supplied or made available to the Purchaser copies of all reports, studies, plans, surveys, agreements, instruments and documents in their possession or in the possession of Seller or its Affiliates relating to the Hotel. To the best of Seller's knowledge, all information furnished or to be furnished to the Purchaser by Seller hereunder is or shall be true, correct and complete in all material respect at the time of delivery and does not and shall not fail to state a material fact. Seller shall promptly notify the Purchaser of any fact which changes this representation;

          (p) to the best knowledge of Seller, there does not exist any event, condition or state of facts that adversely affects or threatens to adversely affect the operation of the Hotel;

          (q) the financial information submitted by the Seller to the Purchaser regarding the Hotel, taken as a whole, fully, completely and fairly represents the financial condition of the Hotel, does not fail to state any material fact with respect thereto and no event or circumstance has occurred that may have a material adverse effect on the financial condition of the Hotel;

          (r) all material liabilities and obligations (contingent or otherwise) affecting the Hotel are fully described on Exhibit H, attached hereto. For purposes of this Section 5.01(q), "material" shall mean any liability or obligation exceeding $10,000.


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          (s) no Affiliate of Seller is a party to any agreements with Seller or an Affiliate of Seller in respect of the Hotel.

          (t) Seller has no employees.

As used in this Section 5.01, the term "Seller" shall include Seller and any of its Affiliates, but expressly excluding the limited partners of Seller and any of their Affiliates. Whenever "to the best of Seller's knowledge" is used above, it shall not be deemed to include matters known to Renaissance Hotel Operating Company or its Affiliates unless such matters have been disclosed to Seller.

     5.02. Purchaser's Representations and Warranties. Purchaser represents and
           ------------------------------------------
warrants to Seller as of the date hereof and as of the Closing Date as follows:

          (a) Authority. Purchaser is a duly formed corporation validly existing
              ---------
and in good standing under the laws of the State of Delaware. Purchaser has the corporate power, right and authority to enter into and perform all of the obligations required of Purchaser under this Agreement and the instruments and documents referenced herein, and to consummate the transaction contemplated hereby. The individuals executing this Agreement and the instruments referenced herein on behalf of Purchaser have the corporate power, right and authority to bind Purchaser.

          (b) Consents. Purchaser has taken all requisite action and has
              --------
obtained all requisite consents, releases and permissions in connection with entering into this Agreement and the instruments and documents referenced herein or required under any covenant, agreement, encumbrance, law or regulation with respect to the obligations required hereunder, and no consent of any other party is required for the performance by Purchaser of its obligations hereunder.

          (c) Execution. This Agreement is, and all agreements, instruments and
              ---------
documents to be executed and delivered by Purchaser pursuant to this Agreement shall be, duly authorized, executed and delivered by Purchaser. This Agreement is, and all agreements, instruments and documents to be executed and delivered by Purchaser pursuant to this Agreement shall be, valid and legally binding upon Purchaser and enforceable in accordance with their respective terms.

          (d) No Violations. Purchaser's entering into this Agreement and
              -------------
consummating this transaction will not violate any law, governmental regulation, order or decree to which Purchaser is subject or any agreement or other instrument to which Purchaser is a party or by which it is bound.

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          (e) No Pending Actions. There are no legal actions, suits or
              ------------------
administrative proceedings against Purchaser, pending or threatened, before any court of law, tribunal or other governmental body, which if adversely determined would materially adversely affect Purchaser's ability to perform its obligations hereunder.

          (f) No Actions for Relief from Claims. Purchaser is not the subject of
              ---------------------------------
any proceedings under the United States Bankruptcy Code or any similar federal or state law or statute regarding relief from creditors' claims, whether voluntary or involuntary, and Purchaser has not received any actual notice that any such proceedings have been instituted or threatened by any party against buyer.

     5.03. Remedies Regarding Representations and Warranties.
           -------------------------------------------------
(a) By executing and delivering the documents listed in Section 7.04, Seller shall be deemed to have made all of the foregoing representations and warranties of Seller in Section 5.01, as of Closing. Should any of such representations and warranties be found to be materially incorrect prior to Closing, Seller shall attempt to cure the same by Closing. If Seller is unable to cure same by Closing, at Purchaser's option, Closing shall be postponed until five business days following Purchaser's receipt of proof satisfactory to Purchaser that such matters have been cured; provided, however, if Seller is unable to cure the same within 30 days after the Closing Date, Purchaser shall be entitled either to waive the same and close this transaction, exercise its rights pursuant to
Article VI of this Agreement or to terminate this Agreement. In the event Purchaser elects to terminate this Agreement, Escrow Agent shall return the Earnest Money to Purchaser and neither party to this Agreement shall thereafter have any further rights or liabilities under this Agreement. The representations and warranties of Seller shall survive Closing for a period of one year, and Seller shall indemnify and hold Purchaser harmless from and against any loss, damage, liability, claim, cost or expense (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted against Purchaser and arises from a breach of Seller's representation or warranty; provided that Purchaser shall advise Seller of such breach within one year after Closing.

          (b) By executing and delivering the documents listed in Section 7.04, Purchaser shall be deemed to have made all of the foregoing representations and warranties of Purchaser in Section 5.01, as of Closing. Should any of such representations and warranties be found to be materially incorrect prior to Closing, Purchaser shall attempt to cure the same by Closing. If Purchaser is unable to cure same by Closing, at Seller's option, Closing shall be postponed until five business days following Seller's receipt of proof satisfactory to Seller that such matters have been cured; provided, however, if Purchaser is unable to cure the same within 30 days after the Closing Date, Seller shall be entitled either to waive the same and close this transaction,

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exercise its rights pursuant to Article VI of this Agreement or to terminate this Agreement. In the event Seller elects to terminate this Agreement, Escrow Agent shall deliver the Earnest Money to Seller and neither party to this Agreement shall thereafter have any further rights or liabilities under this Agreement. The representations and warranties of Purchaser shall survive Closing for a period of one year and Purchaser shall indemnify and hold Seller harmless from and against any loss, damage, liability, claim, cost or expense (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted against Seller and arises from a breach of Purchaser's representation or warranty; provided that Seller shall advise Purchaser of such breach within the one year period after Closing.

     5.04. Seller's Covenants. Seller covenants and agrees with Purchaser that
           ------------------
prior to the Closing:

          (a) Seller will assist Purchaser and Purchaser's agents, on or before Closing, in acquiring all information necessary to enable Purchaser's agents and Seller's agents to compute the prorations described in Section 7.02 of this Agreement.

          (b) Seller will not sell, exchange, assign, transfer, convey, lease or otherwise dispose of all or any part of the Property or any interest therein except for Furnishings, Consumables and Expendables which are sold or consumed in the ordinary course of business.

          (c) Seller will keep the Leases, the Hotel Contracts, and the Permits in full force and effect, will pay all charges when due under such agreements and will perform all of its obligations under such agreements.

          (d) Seller will not enter into any contracts, licenses, easements or other agreements relating to the Property which will obligate Purchaser or be a charge or lien against the Property, except those necessary to continue the operation of the Hotel in the ordinary course of business and which are terminable without penalty on thirty days notice.

          (e) Seller will cause the Property to be operated and maintained in the manner in which it is being operated and maintained as of the date of this Agreement which undertaking includes, but is not limited to, (i) maintaining Expendables, Furnishing and Consumables in those quantities and at those levels present as of the Effective Date, and (ii) entering into Bookings in the ordinary course of business.

          (f) Seller shall permit Purchaser and its representatives to enter upon and inspect the Property and perform such investigations of the Property and all applicable books and records as Purchaser may from time to time deem desirable. Purchaser shall give Seller reasonable prior notice of any such

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inspections and investigations and shall use best efforts to minimize any interference with the operation of the Property.

          (g) Seller will promptly notify Purchaser of any matter arising prior to Closing which might materially and adversely affect the operation of the Hotel including, without limitation, the commencement of any litigation or proceeding or any notice of a violation of Laws issued by any governmental or quasi-governmental authority.

          (h) Seller will cooperate with Purchaser in all reasonable respects in connection with the transfer of liquor licenses to Purchaser or Purchaser's application for new liquor licenses. If the Purchaser is unable to obtain the transfer of the liquor licenses or obtain new licenses, then, on the Closing Date, Seller and Purchaser shall enter into an interim arrangement whereby Seller shall operate the liquor concessions at the Hotel on behalf of Purchaser pending the transfer or issuance of the liquor licenses to Purchaser and Purchaser shall indemnify Seller against any liabilities incurred in such operation.

          (i) Seller will promptly provide Purchaser with notice of any actual or proposed change in the assessed value of the Property or any portion of the Property (including any tentative or preliminary assessment) and of the institution or proposed institution of any proceeding (whether formal, informal, judicial or administrative) relating to any such change or proposed change. Seller will not take any action with respect to the contesting and/or resolution of the taxable assessed value of the Land and Improvements without the prior written consent of Purchaser, which consent shall not be unreasonably withheld.

     5.05. Inspection Period. Purchaser and its representatives and agents shall
           -----------------
have a period from the Effective Date through the close of business on the date fourteen (14) days after the Effective Date (or, if such date is not a business day, the next succeeding business day) (the "Inspection Period") within which to undertake such inspections and investigations of the Property (including, but not limited to, engineering and environmental studies, financial analysis, and feasibility studies) as Purchaser deems desirable to evaluate the financial and physical condition of the Property and such other matters that Purchaser may deem relevant. If Purchaser shall, in its sole opinion and discretion, determine that the Property or any matters related to the Property are unsatisfactory, then Purchaser may terminate this Agreement by written notice given to Seller prior to the end of the Inspection Period. Upon the giving of such notice, this Agreement shall terminate, Escrow Agent shall return the Earnest Money to Purchaser and neither party to this Agreement shall thereafter have any further rights or liabilities under this Agreement.


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     5.06. Conditions Precedent to Purchaser's Obligations. Purchaser's
           -----------------------------------------------
obligations under this Agreement are conditioned upon the satisfaction of the following conditions as of the Closing Date:

          (a) Neither Purchaser nor Seller shall have terminated this Agreement pursuant to any applicable provision of this Agreement.

          (b) Seller's representations and warranties set forth in this Agreement shall continue to be materially true and accurate.

          (c) Seller shall have delivered all of the documents required under this Agreement and substantially performed all of its obligations under this Agreement.

          (d) There shall be no unpaid charges, judgments, debts, liabilities, claims, liens or obligations which burden the Property other than the Permitted Exceptions.

          (e) The Property shall on the Closing Date be in substantially the same condition as on the Effective Date, except as attributable to ordinary wear and tear and depletion of Consumables and Expendables in the ordinary course of business.

          (f) There shall have been no material adverse change in the condition or operations of the Hotel from the Effective Date, through the date of Closing (which change may include, but shall not be limited to, the existence of violation of any Laws or the revocation or suspension of any Permit or the right to operate the Hotel or any of its facilities).

          (g) Purchaser shall have obtained from Ballston Condo Limited Partnership or its appropriate successor, the entity which owns the [Ballston Office Building connecting to the Hotel], Ballston Parking Associates, Ballston Metro Center Mutual, and each of their respective successors and assigns (other than individual owners of condominium units in the condominium developed by Ballston Condo Limited Partnership) an Estoppel in the form described in Section
6.3 of the Declaration for Ballston Metro Center, in substance acceptable to Purchaser in its sole but reasonable judgments. At Closing, Seller shall place in escrow with Chicago Title Insurance Company an amount sufficient to satisfy any assessments or other amounts alleged to be due and payable by the issuers of the Section 6.3 Estoppels, upon terms reasonably acceptable to Purchaser.

     If any of the foregoing conditions have not been satisfied as of the Closing Date, then Purchaser shall be entitled to terminate this Agreement by giving Seller written notice to such effect, whereupon Escrow Agent shall return the Earnest Money to Purchaser and the parties shall thereafter have no further rights or liabilities under this Agreement.

     5.07. Conditions Precedent to Seller's Obligations.
           --------------------------------------------
Seller's obligations under this Agreement are conditioned upon the satisfaction of the following conditions as of the Closing Date:

          (a) Purchaser's representations and warranties set forth in this Agreement shall continue to be materially true and accurate;

          (b) Purchaser shall have substantially performed all of its obligations under this Agreement; and

          (c) Neither Purchaser nor Seller shall have terminated this Agreement pursuant to any applicable provision of this Agreement.

     5.08. Property "As-Is". Except for the representations, warranties and
           ----------------
covenants expressly set forth in this Agreement, Seller and Purchaser agree that no representations, warranties, express or implied, promises, inducements, covenants, agreements or other assurances which are not specifically set forth in this Agreement have been made by or to, or have been or will hereafter be relied upon by, either Seller or Purchaser. Except as otherwise expressly provided in this Agreement and subject to the afore-described representations, warranties and covenants, Purchaser will acquire the Property "as is" based on such independent inspection, investigation and analysis as Purchaser, at its option, shall have made with respect to all aspects of the acquisition, use, utilization, development, improvement and disposition of the Property.

     5.09. Purchaser's Covenants. In the event Purchaser does not terminate this
           ---------------------
Agreement at the end of the Inspection Period and proceeds with the acquisition of the Property, Purchaser shall:

          (a) cause ALI, the current holder of the ALI Debt, to continue to forbear through the Closing Date from exercising its remedies under the ALI Debt loan documents (the "Loan Documents"), including forbearance against asserting claims or demands for penalties, so long as Seller continues to make regular interest payments on the Note and is otherwise in compliance with the Note and other Loan Documents (except for the Principal Default); and

          (b) cause Renaissance Hotel Operating Company, or its affiliate ("RHOC") on or prior to the Closing to approve the assignment of the Management Agreement to Purchaser. It is expressly understood and agreed that notwithstanding the terms of any Confidentiality Agreement entered into between Purchaser and Seller, Purchaser shall immediately have the right to contact RHOC and to discuss this transaction with RHOC. Seller hereby releases Purchaser from any and all claims Seller may have against Purchaser in connection with such discussions and resulting breach of the Confidentiality Agreement.

                                       6.

                                    Remedies

     6.01. Seller's Remedies. If Purchaser fails to perform its obligations
           -----------------
under this Agreement for any reason except (a) the failure of any condition precedent to Purchaser's obligations under this Agreement or (b) Purchaser's or Seller's termination of this Agreement in accordance with its terms, Seller shall be entitled as its sole remedy to terminate this Agreement and recover the Earnest Money as liquidated damages and not as a penalty, in full satisfaction of any claims against Purchaser. Seller and Purchaser agree that the Seller's damages resulting from Purchaser's default are difficult to determine and the amount of the Earnest Money is a fair estimate of those damages.

     6.02. Purchaser's Remedies. If Seller fails to perform its obligations
           --------------------
under this Agreement for any reason except the failure of any condition precedent to Seller's obligations under this Agreement, or Purchaser's or Seller's termination of this Agreement in accordance with its terms, then Purchaser's sole remedies shall be: (a) to terminate this Agreement by giving Seller written notice of such election prior to or at Closing whereupon the Escrow Agent shall promptly return to Purchaser the Earnest Money; (b) to waive the default and close; or (c) to enforce specific performance of this Agreement.

     6.03. Attorneys' Fees. In the event either party hereto is required to
           ---------------
employ an attorney because of the other party's failure or refusal to close, then the party which prevails in any litigation relating to enforcement of remedies under Section 6.01 or 6.02, above, shall pay the other party's reasonable attorneys' fees incurred in the enforcement of this Agreement.

                                       7.

                                 Closing Matters
                                 ---------------

     7.01. Closing Date. The Closing shall be held at the offices of Hale and
           ------------
Dorr, The Willard Office Building, 1455 Pennsylvania Avenue, N.W., Washington, D.C. on the date that is one hundred five days (105) days after the Effective Date (or, if such date is not a business day, the next succeeding business day) or such earlier date as Seller and Purchaser shall determine (the "Closing Date").

     7.02. Adjustment and Prorations. The matters and items set forth below
           -------------------------
shall be apportioned between Seller and Purchaser or, where applicable, credited in total to a particular party:

          (a) Taxes. All real and personal property taxes and special
              -----
assessments, if any, whether payable in installments or not, shall be prorated as of the Cut-Off Time. If such taxes for the tax year in which the Closing occurs have not been finally determined on the Closing Date, then such taxes shall be prorated on an estimated basis using the most current information available. When such taxes have been finally determined, the parties shall recalculate such prorations and any amount payable by Seller or Purchaser shall be paid to the other party within fifteen days after such taxes are finally determined.

          (b) Room Rentals. One-half (50%) of the room rentals attributable to
              ------------
the night prior to the Closing Date shall be the property of Seller and the remaining one-half (50%) shall be the property of Purchaser. Room rentals attributable to any night prior to the night prior to the Closing Date shall be the property of Seller.

          (c) Reservation Deposits. Prepaid and unearned reservation deposits
              --------------------
and other items prepaid by guests of the Hotel shall be transferred to Purchaser at the Closing.

          (d) Utility Charges. Utility charges for telephone, gas, electricity,
              ---------------
sewer, water and other services shall not be prorated to the extent that Seller can make arrangements for the rendering of final bills based on meter readings as of the Cut-Off Time. Seller shall be responsible for the payment at the Closing of all bills for utility charges up to and including the Cut-Off Time. To the extent that utility bills cannot be rendered as of the Closing Date, such charges for the period through the Cut-Off Time shall be prorated as of the Cut-Off Time based upon the most recent available bills and readjusted on the basis of the actual bills as and when received. Any utility deposits shall be transferred to Purchaser and credited to Seller.

          (e) Operating Expenses and Trade Accounts. Seller shall be responsible
              -------------------------------------
for all operating expenses and trade accounts of the Property (including charges and fees payable under the Hotel Contracts) up to and including the Cut-Off Time. To the extent the amounts of such items are then known, Seller shall pay such items at Closing and shall pay the balance of such amounts in the ordinary course of business but in no event later than 45 days after the Closing Date. Seller agrees to indemnify and hold Purchaser harmless for and against any such amounts. Purchaser shall assume responsibility for purchase orders made by Seller in the ordinary course of business for Expendables or Consumables not delivered to the Hotel as of the Closing Date.

          (f) Food, Beverage and Other Income. Revenues from food, beverage and
              -------------------------------
banquet services, room service, public room revenues, health club revenues and other services rendered to guests of the Hotel shall be prorated as of the Cut-Off Time, if, as and when collected, provided that with respect to food, beverage and banquet services, such revenues shall be prorated as of the end of the employee shift on the night preceding the Closing.

          (g) Rents. All rentals under the Leases (including feed rents and
              -----
charges in respect of electricity, operating expenses and taxes) shall be prorated as of the Cut-Off Time if, as and when collected. If there are any arrearages under the Leases as of the Closing Date, any rents collected by Seller or Purchaser after the Closing Date with respect to such Leases shall be applied first to any arrearages for the calendar month in which the Closing occurs, second to any arrearages for the following calendar month, third to any arrearages for the months preceding the month in which the Closing occurs and fourth to any other arrearages. Payments from tenants for electricity, operating expenses and taxes which are billed to tenants in arrears or on an estimated basis shall be prorated on such basis and readjusted if, as and when such amounts are finally determined and collected.

          (h) Security Deposits. Any security deposits under the Leases shall be
              -----------------
transferred to Purchaser at the Closing or credited against the Purchase Price.

          (i) Cash and Cash Equivalents. All cash and cash equivalents as of the
              -------------------------
morning of the Closing Date shall become the property of Purchaser and the amount thereof shall be credited to Seller. For purposes of this Agreement, cash and cash equivalents shall mean the cash operating account, money market account, cash credit card account, the Reserve Fund/Reserve Account, cash payroll account and cash house fund as of the morning of the Closing Date; provided, however, there shall be excluded from cash and cash equivalents amounts relating to advance sales or deposits.

          (j) Ledger and other Receivables. All accounts receivable attributable
              ----------------------------
to guests in the Hotel on the night preceding the Closing (the "Ledger") shall be prorated as provided in this Agreement, Seller's share shall be credited to Seller and the Ledger shall become the property of Purchaser. All other accounts receivable, including the city ledger account, intercompany receivables, other receivables, vendors' escrow deposits, staff parking and accrued receivable parking income, that are the property of Seller under this Agreement shall be set forth in a schedule on the Closing Date and shall remain the property of Seller. Purchaser shall have no obligation to collect such accounts receivable, but shall cooperate with Seller, at Seller's cost, in reasonable respects in connection with any collection efforts. If any receivables which are the property of Seller under this Agreement shall be collected by Purchaser, Purchaser shall remit the same to Seller within 90 days after the Closing Date, provided that Purchaser may offset against such collections any amounts unpaid by Seller under Section 7.02(e). Any such receivables received by Purchaser from each payor shall be applied to the oldest receivable(s) (including amounts due Seller) first.

          (k) Prepaid Accounts. All prepaid accounts, including amounts relating
              ----------------
to workman's compensation, group insurance, license and permits, maintenance contracts, hardware maintenance, software maintenance and property insurance [issued by Mutual through the period ending September 25, 1996], shall be prorated as of the Cut-Off Time.

Attached hereto as Exhibit E is a schedule of items to be apportioned or credited to Purchaser or Seller pursuant to the requirements of this Agreement. In the event of any inconsistency between the terms of this Agreement and Exhibit E, the terms of this Agreement shall control.

     7.03. Guest Property in Seller's Possession on Closing Date.
           -----------------------------------------------------
Property of guests of the Hotel in the care, possession or control (excluding that in guest rooms) of Seller or Seller's agent(s), on the Closing Date shall be handled in the following manner:

          (a) Safe Deposit Boxes. On the Closing Date, Seller shall cause notice
              ------------------
to be sent to all guests of the Hotel who have safe deposit boxes advising them of the pending sale of the Property and requesting the removal and verification of the contents of such safe deposit boxes within three days after the Closing Date. Seller may have a representative present at the Hotel during such three-day period for the purpose of viewing such removal and verification. Boxes of guests not responding to the written notice shall be listed at the end of such three day period. Such boxes shall be opened on the following day in the presence of representatives of Seller and Purchaser to be agreed upon between Seller and Purchaser and the contents thereof shall be recorded. Any property contained in the safe deposit boxes and so recorded and thereafter remaining in the hands of Purchaser shall be the responsibility of Purchaser; and Purchaser hereby agrees to indemnify and save and hold Seller harmless from and against any claim or obligation arising out of or with respect to such property.

          (b) Baggage Inventory. All guest baggage checked and left in the
              -----------------
possession, care and control of Seller or Seller's agent(s) shall be listed in an inventory to be prepared in duplicate and signed by Seller's and Purchaser's representatives on the Closing Date. Purchaser shall be responsible from and after the Closing Date for all baggage listed in inventory, and Purchaser hereby agrees to indemnify and save and hold Seller harmless from and against any claim arising out of or with respect to the baggage listed in the inventory.

          (c) Other Property. All other guest property left in the possession,
              --------------
care or control of Seller or Seller's agent(s) prior to the Closing Date shall be returned by Seller to guests prior to the Closing Date and if not so returned prior to the Closing Date shall be the sole responsibility of Seller subsequent to the Closing Date.

       7.04. CLOSING DOCUMENTS
             -----------------

            (a) At Closing, Seller shall deliver or cause to be delivered to Purchaser the following:

               (i) a special warranty deed conveying the fee estate in the Property to Purchaser subject only to the Permitted Exceptions.

              (ii) an owner's policy of title insurance issued by the Title Company in the amount of the Purchase Price meeting the requirements of the commitment as provided in Article IV, and containing such affirmative coverage and endorsements as Purchaser shall reasonably request.

             (iii) a warranty bill of sale transferring to Purchaser all of the Furnishings, Expendables, Consumables and other tangible personal property (other than those items subject to equipment leases) free of all encumbrances except for the Permitted Exceptions.

              (iv) an assignment conveying and transferring to Purchaser all of the Bookings, the Leases, the assignable Hotel Contracts which Purchaser has agreed to assume in writing, and assignable Permits.

               (v) an appropriate instrument executed by Seller and other necessary parties pursuant to which the Management Agreement will be assigned to Purchaser or its designee as of the Cut-off Time.

              (vi) possession of the Property.

             (vii) a certified copy of such corporate or partnership authorizations, approvals and incumbencies of Seller as Purchaser or the Title Company shall reasonably require.

            (viii) a FIRPTA Affidavit in form required by the Internal Revenue Service.

              (ix) all books and records relating to the operation of the Property and the Hotel in Seller's possession.

               (x) any and all plans and specifications for the Improvements on the Property in Seller's possession.

              (xi) such notices of the sale to third parties as may be reasonably requested by the Purchaser.

             (xii) such affidavits, indemnities and related matters as the Title Company may reasonably request including without limitation such affidavits and indemnities as may be required to permit the Title Company to delete any exceptions for mechanic's liens.

             (xiii) the Estoppel described in Section 5.06(i), above.

          (b) Purchaser shall deliver or cause to be delivered to Seller the following:

                (i) the balance of the Purchase Price.

               (ii) a certified copy of such corporate or partnership authorizations, approvals and incumbencies as Seller or the Title Company shall reasonably require.

           (iii) an assumption of the obligations of Seller from and after the Closing under the Bookings, the Leases, assignable Hotel Contracts, and assignable Permits.

      7.05. CLOSING COSTS.  Seller shall pay the Virginia grantor's tax, any
            -------------
  and all sales taxes arising from this transaction, one-half of any escrow fees and its legal fees. Purchaser shall pay for its legal fees, any recordation fees, the costs of its due diligence investigation under Section
  5.05 and one-half of any escrow fees. Seller and Purchaser shall execute and deliver such transfer and sales tax returns as may be required by law.

      7.06. REAL ESTATE COMMISSIONS.    Seller and Purchaser each represent and
            -----------------------
  warrant to the other that it has no dealt with no broker in the negotiation of this transaction. Each party agrees to and does hereby indemnify and hold the other harmless against the payment of any commission to any other person or entity claiming by, through or under Seller or Purchaser, as applicable.

      7.07. CALCULATION OF PRORATIONS/SURVIVAL.   Prorations shall be made on
            ----------------------------------
  the basis of the actual number of days of the month which shall have elapsed as of the day of the Closing and based upon the actual number of days in the month and a three hundred sixty-five (365) day year. Purchaser and Seller shall cause their accounting staffs (the "Accountants") to make such inventories, examinations and audits of the Hotel, and of the books and records of the Hotel, as the Accountants may deem necessary to make the adjustments and pro-rations required under this Section 7, or under any other provisions of this Agreement. Based upon such audits and inventories, the Accountants will prepare and deliver to the parties no later than two (2) days prior to the Closing Date a closing statement (the "Closing Statement").
                                                           -----------------
  The Closing Statement shall contain the Accountants' best estimate of the amounts of the items requiring the pro-rations and adjustments in this Agreement. The amounts set forth on the Closing Statement shall be the basis upon which the pro-rations and adjustments provided for herein shall be made at the Closing, unless any party hereto has reason to object.

      The Closing Statement as delivered at Closing shall be binding and conclusive on all parties hereto to the extent of the items covered by the Closing Statement, unless within thirty (30) days after receipt by the parties of the Closing Statement, either Purchaser or Seller notifies the other in writing that it disputes such Closing Statement, and specifies in reasonable detail the items and reasons that it so disputes. The parties shall attempt to resolve such dispute. If such dispute is not resolved within forty-five (45) days after delivery of the original notice by Purchaser or Seller, then the parties shall submit such dispute to the Washington office of KPMG Peat Marwick (the "Outside Accountant"), and the determination of the Outside Accountant, which shall be made within a period of fifteen (15) days after such submittal by the parties, shall be conclusive. The fees and expenses of the Outside Accountant shall be paid equally by Purchaser and Seller.

      Within ninety (90) days following the date of Closing, the Accountants shall deliver a final report setting forth the final determination of all items to be included in the final version of the Closing Statement. In the event that, at any time within said 90-day period, either party discovers any items which should have been included in the Closing Statement but were omitted therefrom, or items which were included in the Closing Statement but in incorrect amounts, such items shall be adjusted in the same manner as if their existence or the correct amount (as the case may be) had been known at the time of the preparation of the Closing Statement. The foregoing limitation shall not apply to any item which, by its nature, cannot be finally determined within the period specified. However, no further adjustments shall be made beyond six (6) months after the date of Closing.

      The provisions of Article VII shall survive the Closing.

                                        8.

                           CONDEMNATION AND RISK OF LOSS
                           -----------------------------

      8.01. CONDEMNATION.  If, prior to Closing, any governmental authority or
            ------------
  other entity having condemnation authority shall institute an eminent domain proceeding or take any steps preliminary thereto (including the giving of any direct or indirect notice of intent to institute such proceedings) with regard to the Property, and the same is not dismissed on or before ten (10) days prior to Closing, Purchaser shall be entitled either to terminate this Agreement upon written notice to Seller or to waive such right of termination and receive all such condemnation proceeds or an assignment thereof at the Closing. In the event Purchaser elects to terminate this Agreement under this
  Section 8.01, Escrow Agent shall promptly return to Purchaser the Earnest Money and neither party to this Agreement shall thereafter have any further rights or obligations hereunder.

      8.02. RISK OF LOSS.  Until Closing, Seller shall bear the risk of loss
            ------------
  should there be damage to any of the Improvements by fire or other casualty. If prior to the Closing any of the improvements shall be damaged by fire or other casualty, Seller shall take all action necessary to preserve and protect the Improvements from further loss or damage, and within ten (10) business days after such loss deliver to Purchaser the following items (collectively "Casualty Loss Information"): (a) copies of all casualty and business interruption policies relating to the Property; (b) the names, addresses and telephone numbers of the adjustors assigned to adjust the loss; (c) letters addressed to each insurance company issuing a policy covering such loss and executed by Seller authorizing said company and its adjustors to discuss all matters relating to such loss with purchaser, its agents and attorneys; and (d) a detailed written description of the damages incurred and an estimate of the cost of restoration.

      If the Improvements suffer material damage by a casualty, which, for the purpose of this Agreement, shall mean damage in excess of $50,000.00 or damage of a lesser amount to any area of the Hotel necessary for the day to day operation of the Hotel that cannot reasonably be expected to be repaired within five business days, Purchaser may within five days after delivery of the Casualty Loss Information either:

         (a) terminate this Agreement by delivering written notice of same to Seller, in which event Escrow Agent shall promptly return to Purchaser the Earnest Money and neither party to this Agreement shall thereafter have any further rights or obligations hereunder; or

         (b) waive its right of termination, by delivering written notice of same to Seller, and proceed to close this transaction in accordance with the terms hereof.

      At Closing, (i) all insurance proceeds received prior to Closing shall be delivered to Purchaser at Closing, (ii) Purchaser may notify all appropriate insurance companies of its interest in the insurance proceeds, and (iii) all casualty insurance proceeds payable as a result of the loss and Purchaser's pro rata share of any rental or business loss proceeds shall be assigned to Purchaser at Closing.

                                        9.

                                   MISCELLANEOUS
                                   -------------

      9.01. ENTIRE AGREEMENT.  This Agreement contains the entire agreement of
            ----------------
  the parties hereto. There are no other agreements, oral or written, and this Agreement can be amended only by written agreement signed by Seller and Purchaser.

      9.02. BINDING EFFECT.   This Agreement shall inure to the benefit of and
            --------------
  be binding upon the heirs, personal representatives, successors and assigns of each of the parties to this Agreement. Purchaser may assign its rights under this Agreement without Seller's consent to any partnership or limited liability company in which Purchaser or any entity controlling, controlled by or under common control with Purchaser is a managing partner, general partner, or limited liability company member.

      9.03. Notices.  Any notice, communication, request, reply or advice
            -------
  (collectively, "Notice") provided for or permitted by this Agreement to be made or accepted by either party must be in writing. Notice may, unless otherwise provided herein, be given or served by depositing the same in the United States mail, postage paid, registered or certified, and addressed to the party to be notified, with return receipt requested; or by delivery by overnight courier; or by facsimile transmission. Notice deposited in the mail in the manner hereinabove described shall be effective two business days after such deposit. Notice by overnight courier shall be effective one business day after deposit with the courier service. Notice given by facsimile transmission shall be effective on the business date delivered. For the purposes of Notice, the addresses of the parties shall be:

            Seller:        Ballston Hotel Limited Partnership
                           901 North Stuart Street
                           Suite 1110
                           Arlington, Virginia 11102
                           Fax No.: 703-558-7377
                           Attn: Mr. Giuseppe Cecchi

            with copy to:  Robins, Kaplan, Miller & Ciresi
                           1801 K Street, N.W.
                           Suite 1200
                           Washington, D.C. 20006
                           Fax No.: 202- 223-8604
                           Attn: Robert E. Falb, Esq.

            Purchaser:     EquiStar Hotel Investors, L.P.
                           c/o CapStar Hotels, Inc.
                           1010 Wisconsin Avenue
                           Washington, D.C. 20007
                           Fax No.: 202-965-4445
                           Attn:     Mr. Paul W. Whetsell
                                       and Mr. John E. Plunket

            with copy to:  Hale and Dorr
                           1455 Pennsylvania Avenue, N.W.
                           Suite 1000
                           Washington, D.C. 20004
                           Fax No.: 202-942-8484
                           Attn:     Steven S. Snider, Esq.

            Escrow Agent:  Chicago Title Insurance Company
                           1129 20th Street, N.W.
                           Suite 100
                           Washington, DC 20036
                           Fax No.: 202-466-5070
                           Attn:     Mr. Craig Johnson

  The parties shall have the right from time to time to change their respective addresses for notice by at least five days' written notice to the other party.

      9.04. GOVERNING LAW.  This Agreement shall be construed in accordance
            -------------
  with the laws of the Commonwealth of Virginia.

      9.05. SECTION HEADINGS.  The section headings contained in this Agreement
            ----------------
  are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several sections of this Agreement.

      9.06. OBLIGATIONS.  To the extent necessary to carry out the terms and
            -----------
  provisions of this Agreement, the terms, conditions, warranties, representations, obligations, indemnities and rights set forth in this Agreement shall not be terminated at the time of Closing, nor will they merge into the various documents executed and delivered at the time of Closing.

      9.07. COUNTERPARTS. This Agreement may be executed in two or more
            ------------
  counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      9.08. ESCROW PROVISIONS.  Escrow Agent shall hold the Earnest Money in
            -----------------
  accordance with the terms and provisions of this Agreement, subject to the following:

          (a) Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement and no implied duties or obligations
  shall be   read into this Agreement against Escrow Agent.

          (b) Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes of any statement or assertion contained in such writing or instrument, and may assume that any person purporting to give any writing, notice, advice or instrument in connection with the provisions of this Agreement has been duly authorized to do so. Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner and execution, or validity of any instrument deposited in escrow, nor as to the identity, authority, or right of any person executing the same, and Escrow Agent's duties under this Agreement shall be limited to those provided in this Agreement.

            (c) Unless Escrow Agent discharges any of its duties under this Agreement in a negligent manner or is guilty of willful misconduct with regard to its duties under this Agreement, Seller and Purchaser shall indemnify Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or other expenses, fees, or charges of any character or nature, which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement; and in such connection Seller and Purchaser shall indemnify Escrow Agent against any and all expenses including reasonable attorneys' fees and the cost of defending any action, suit or proceeding or resisting any claim in such capacity.

            (d) If the parties (including Escrow Agent) shall be in disagreement about the interpretation of this Agreement, or about their respective rights and obligations, or the propriety of any action contemplated by Escrow Agent, Escrow Agent may, but shall not be required to, file an action in interpleader to resolve the disagreement. Escrow Agent shall be indemnified for all costs and reasonable attorneys' fees in its capacity as Escrow Agent in connection with any such interpleader action and shall be fully protected in suspending all or part of its activities under this Agreement until a final judgment in the interpleader action is received.

            (e) Escrow Agent may consult with counsel of its own choice and have full and complete authorization and protection in accordance with the opinion of such counsel. Escrow Agent shall otherwise not be liable for any mistakes of fact or errors of judgment, or for any acts or omissions of any kind, unless caused by its negligence or willful misconduct.

            (f) The Escrow Agent may in its sole discretion resign by giving thirty (30) days written notice thereof to the Purchaser and Seller. The Purchaser and Seller shall furnish to the Escrow Agent written instructions for the release of the escrow funds and escrow documents in such event. If the Escrow Agent shall not have received such written instructions the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent, and upon such appointment, deliver the escrow funds and escrow documents to such successor.

      IN WITNESS WHEREOF, this Agreement has been duly executed in multiple counterparts by the parties hereto on the date and year first above written.


                           SELLER:

                           BALLSTON HOTEL LIMITED PARTNERSHIP

                           By: Ballston Realty, Inc.
                                    general partner


                               By: /s/ Giuseppe Cecchi
                                   ---------------------------
                                     Name:    Giuseppe Cecchi
                                     Title:   President




                           PURCHASER:

                           EQUISTAR HOTEL INVESTORS, L.P.

                           By:  Cherwell Investors, Inc.,
                                     general partner



                                By:
                                   ---------------------------
                                      Name:
                                      Title:


                                By:   CapStar Executive Investors I,
                                        L.L.C., general partner



                                By:
                                   ---------------------------
                                        Name:
                                        Title: Managing Member

      IN WITNESS WHEREOF, this Agreement has been duly executed in multiple counterparts by the parties hereto on the date and year first above written.


                           SELLER:

                           BALLSTON HOTEL LIMITED PARTNERSHIP

                           By: Ballston Hotel, Inc.
                                    general partner


                               By:
                                   ---------------------------
                                      Name:
                                      Title:



                           PURCHASER:

                           EQUISTAR HOTEL INVESTORS, L.P.

                                  By:  Cherwell Investors, Inc.,
                                           general partner



                                  By:
                                     ---------------------------
                                       Name:
                                       Title:


                                  By:  CapStar Executive Investors I,
                                         L.L.C., general partner



                                  By: /s/ John Plunket
                                     ---------------------------
                                          Name:  John Plunket
                                          Title: Managing Member



                                       -26-

      IN WITNESS WHEREOF, this Agreement has been duly executed in multiple counterparts by the parties hereto on the date and year first above written.


                           SELLER:

                           BALLSTON HOTEL LIMITED PARTNERSHIP

                           By: Ballston Hotel, Inc.
                                    general partner


                               By:
                                   ---------------------------
                                     Name:
                                     Title:



                           PURCHASER:

                           EQUISTAR HOTEL INVESTORS, L.P.

                                  By:  Cherwell Investors, Inc.,
                                            general partner



                                  By: /s/ Bradford Bernstein
                                     ---------------------------
                                       Name: Bradford Bernstein
                                       Title: Vice President


                                  By:  CapStar Executive Investors I,
                                         L.L.C., general partner



                                  By: /s/ John Plunket
                                     ---------------------------
                                       Name: John Plunket
                                       Title: Managing Member

  The undersigned hereby acknowledges
  receipt of the Earnest Money
  described in Section 2.02(a)(i) and
  agrees to hold and disburse the
  Earnest Money in accordance with the
  terms and conditions of this
  Agreement.

  Chicago Title Insurance Company



  By: /s/ Craig A. Johnson
      --------------------
      Name:  Craig A. Johnson
      Title:  Asst. V.P.

                                 LIST OF EXHIBITS
                                 ----------------

            Exhibit A                 Property Description

            Exhibit B                 ALI Debt Modification

            Exhibit C                 Equipment Lease Liens

            Exhibit D                 Title Insurance Commitment

            Exhibit E                 Schedule of Items to be Apportioned
                                      or Credited

            Exhibit F                 Litigation

            Exhibit G                 Permits

            Exhibit H                 Liabilities

            Exhibit I                 List of Hotel Contracts

                                    EXHIBIT A

Parcel B-1-B per Deed of Resubdivision dated October 4, 1988 and recorded October 7, 1988 in Deed Book 2352 at page 161, being part of former "Parcel B-1
1.06550 Acres", Block 1, CENTER BALLSTON as per Deed of Subdivision dated October 4, 1988 and recorded October 6, 1988 in Deed Book 2351 at page 1828, said Parcel B-1-B being more particularly described as follows:

All the land property and space situated in Arlington County, Virginia, at and below but not above, a horizontal plane the elevation of which is 339.04 feet above the mean sea level as established by the National Geodetic vertical datum of 1929, which plane constitutes the upper limit of such land, property, and space within and bounded by planes formed by projecting vertically downwards, and upwards to the said horizontal plane, the boundaries of the land with dimensions on the surface of the earth being described as follows:

     Beginning at the intersection point of North Stafford Street, 50' right-of-way, with 9th Street North, 40' right-of-way;

     thence running with the northerly line of 9th Street North, N 89 Deg. 17' 17" W, 155.34 feet to the most southerly corner of Parcel "A", being a portion of the lands of Washington Metropolitan Area Transit Authority;

     thence with the outline of Parcel "A" the following courses and distances:
N 06 Deg. 14' 55" W, 296.50 feet to a point; and

    thence N 87 Deg. 14' 16" E. 154.27 feet to a point on the Westerly line of the aforesaid North Stafford Street;

    thence with said line of North Stafford Street S 06 Deg. 17' 19" E. 391.89 feet to the point of beginning, containing 1.06550 acre.

Together with all of Ballston Parking Associates right, title and interest in and to all easements, liens, and other encumbrances of record in the above described Parcel B-1-B as set forth in that certain Deed of Contribution and Easement dated October 5, 1988 and recorded in Deed Book 2352, page 933, among the land records of Arlington County, Virginia.

Together With and Subject To the Deed of Easement by and between Washington Metropolitan Area Transit Authority and Ballston Center Associates Limited Partnership, dated October 5, 1988 and recorded in Deed Book 2352, page 921, among the land records of Arlington County, Virginia.

Less and Except property conveyed to Ballston Condo Limited Partnership pursuant to paragraph 3 of Deed of Contribution dated

October 4, 1988 and recorded October 12, 1988 in Deed Book 2352 at page 928.

Together With easement permitting encroachments more fully described in the Deed of Contribution and Easement dated October 5, 1988 and recorded in Deed Book 2352, page 933, among the land records of Arlington County, Virginia.

Together With and Subject To easements set forth in Declaration for Ballston Metro Center dated February 6, 1990 and recorded in Deed Book 2419 at page 1.

Together With non-exclusive easement and right of way for exterior electrical sign granted to Ballston Hotel Limited Partnership by Easement and Agreement dated July 19, 1990 and recorded August 14, 1990 in Deed Book 2444 at page 994.

Together With and Subject To non-exclusive easements set forth in Omnibus Pedestrian Bridge Easement Agreement dated August 18, 1991 and recorded August 30, 1991 in Deed Book 2488 at page 47; in North Street Bridge Agreement dated August 3, 1991 and recorded in deed Book 2488 at page 165; and in Confirmatory Agreement dated September 4, 1991 and recorded October 25, 1991 in Deed Book 2493 at page 1566.

                                    EXHIBIT B

ALI First Mortgage Loan terms

- -    Maturity - approximately three years from the date of closing.

 .    Discounted Loan Amount - $16.0 million.

- -    Interest Rate - LIBOR plus 425 basis points on $10.5 million amount plus
     16% on the remaining Loan Amount, blending to approximately 12% based on today's LIBOR of approximately 5.75%.

 .    Fee - 2%, paid by EquiStar.

 .    Amortization - none required.

- -    Additional Security and Documentation - consistent with normal hotel lending standards.

EXHIBIT C

RENAISSANCE ARLINGTON HOTEL

LIST OF ALL EQUIPMENT LEASE LIENS

THERE ARE NO EQUIPMENT LEASE LIENS

                                    EXHIBIT D

Owner's        The Title Insurance Commitment is a legal contract between you
Information    and the Company. It is issued to show the basis on which Sheet we will issue a Title Insurance Policy to you. The Policy will insure you against certain risks to the land title, subject to the limitations shown in the Policy.

               The Company will give you a sample of the Policy form, if you ask.

               The Commitment is based on the land title as of the Commitment Date. Any changes in the land title or the transaction may affect the Commitment and the Policy.

               The Commitment is subject to its Requirements, Exceptions and Conditions.

               THIS INFORMATION IS NOT PART OF THE TITLE INSURANCE COMMITMENT.

               YOU SHOULD READ THE COMMITMENT VERY CAREFULLY.

               If you have any questions about the Commitment, contact the Issuing Office.

- --------------------------------------------------------------------------------
                                             Agreement to Issue Policy
[LOGO]
                                             We agree to issue a policy to
                                             you according to the terms of
CHICAGO TITLE                                this Commitment. When we show
INSURANCE COMPANY                            the policy amount and your    111
West Washington Street                       name as the proposed insured
Chicago, Illinois 60602                      in Schedule A, this Commitment
                                             becomes effective as of the
                                             Commitment Date shown in Schedule
                                             A.

                                             If the Requirements shown in this
                                             Commitment have not been met within
                                             6 months after the Commitment Date,
                                             our obligation under this
                                             Commitment will end.
ALTA COMMITMENT                              Also, our obligation under
1982 (Rev. 10-19-88)                         this will end when the Commitment
                                             Policy is issued and then our
                                             obligation to you will be under the
                                             policy.

                                             Our obligation under this
                                             Commitment is limited by the
                                             following:
                                                  The provisions in Schedule A.
                                                  The Requirements in Schedule
                                                  B-I.
                                                  The Exceptions in Schedule B-
                                                  II.
                                                  The Conditions on Page 2.

                                             This Commitment is not valid
                                             without SCHEDULE A and
Issued by:                                   Sections I and II of SCHEDULE B
WASHINGTON, D.C. BRANCH OFFICE
1129 20th Street, N.W.
Suite #100
Washington, D.C. 20036
(202) 466 - 6990

Commitment No. 9686-50009                    CHICAGO TITLE INSURANCE COMPANY
                              [SEAL]         By  /s/ Richard L. Pollan
                                                            President

Countersigned                                By: /s/ Thomas J. Adams
/s/ Craig A. Johnson                                        Secretary
- --------------------
Authorized Signatory

                  ALTA PLAIN ENGLISH TITLE INSURANCE COMMITMENT
                         CHICAGO TITLE INSURANCE COMPANY

                                   SCHEDULE A


NUMBER:             9686-50009

EFFECTIVE DATE:     March 9, 1996 at 8:00 A.M.

1.   Policy or Policies to be issued:

     ALTA OWNER'S POLICY (1970 Rev. 10/17/70):    $23,000,000.00
     Proposed Insured:

     ESBH LIMITED PARTNERSHIP

     ALTA LOAN POLICY (1970 Rev. 10/17/70):      $17,825,000.00
     Proposed Insured:

     LEHMAN BROTHERS HOLDINGS, INC., a Delaware corporation, its successors and/or assigns as their interests may appear

2. Fee Simple and Easement interests in the land described in this commitment is owned, at the Commitment date, by:

     BALLSTON HOTEL LIMITED PARTNERSHIP, a Virginia limited partnership

3.   The land referred to in this Commitment is described as follows:

     All of that certain lot or parcel of land situated, lying and being in Arlington County, Virginia, and being more particularly described as follows:

                            SEE ATTACHED EXHIBIT "A"






This Commitment is continued on the following page.                            1

                  ALTA PLAIN ENGLISH TITLE INSURANCE COMMITMENT
                         CHICAGO TITLE INSURANCE COMPANY

                                    EXHIBIT A

Parcel B-I-B per Deed of Resubdivision dated October 4, 1988 and recorded October 7, 1988 in Deed Book 2352 at page 161, being part of former "Parcel B-1
1.06550 Acres", Block 1, CENTER BALLSTON as per Deed of Subdivision dated October 4, 1988 and recorded October 6, 1988 in Deed Book 2351 at page 1828, said Parcel B-1-B being more particularly described as follows:

All the land property and space situated in Arlington County, Virginia, at and below but not above, a horizontal plane the elevation of which is 339.04 feet above the mean sea level as established by the National Geodetic vertical datum of 1929, which plane constitutes the upper limit of such land, property, and space within and bounded by planes formed by projecting vertically downwards, and upwards to the said horizontal plane, the boundaries of the land with dimensions on the surface of the earth being described as follows:

    Beginning at the intersection point of North Stafford Street, 50' right-of-way, with 9th Street North, 40' right-of-way;

    thence running with the northerly line of 9th Street North, N 89 Deg. 17' 17" W, 155.34 feet to the most southerly corner of Parcel "A", being a portion of the lands of Washington Metropolitan Area Transit Authority;

    thence with the outline of Parcel "A" the following courses and distances: N 06 14' 55" W, 296.50 feet to a point; and

    thence N 87 Deg. 14' 16" E. 154.27 feet to a point on the Westerly line of the aforesaid North Stafford Street;

    thence with said line of North Stafford Street S 06 Deg. 17' 19" E. 391.89 feet to the point of beginning, containing 1.06550 acre.

Together with all of Ballston Parking Associates right, title and interest in and to all easements, liens, and other encumbrances of record in the above described Parcel B-1-B as set forth in that certain Deed of Contribution and Easement dated October 5, 1988 and recorded in Deed Book 2352, page 933, among the land records of Arlington County, Virginia.

Together With and Subject To the Deed of Easement by and between Washington Metropolitan Area Transit Authority and Ballston Center Associates Limited Partnership, dated October 5, 1988 and recorded in Deed Book 2352, page 921, among the land records of Arlington County, Virginia.

Less and Except property conveyed to Ballston Condo Limited Partnership pursuant to paragraph 3 of Deed of Contribution dated

                  ALTA PLAIN ENGLISH TITLE INSURANCE COMMITMENT
                         CHICAGO TITLE INSURANCE COMPANY

October 4, 1988 and recorded October 12, 1988 in Deed Book 2352 at page 928.

Together With easement permitting encroachments more fully described in the Deed of Contribution and Easement dated October 5, 1988 and recorded in Deed Book 2352, page 933, among the land records of Arlington County, Virginia.

Together With and Subject To easements set forth in Declaration for Ballston Metro Center dated February 6, 1990 and recorded in Deed Book 2419 at page 1.

Together With non-exclusive easement and right of way for exterior electrical sign granted to Ballston Hotel Limited Partnership by Easement and Agreement dated July 19, 1990 and recorded August 14, 1990 in Deed Book 2444 at page 994.

Together With and Subject To non-exclusive easements set forth in Omnibus Pedestrian Bridge Easement Agreement dated August 18, 1991 and recorded August 30, 1991 in Deed Book 2488 at page 47; in North Street Bridge Agreement dated August 3, 1991 and recorded in deed Book 2488 at page 165; and in Confirmatory Agreement dated September 4, 1991 and recorded October 25, 1991 in Deed Book 2493 at page 1566.

                  ALTA PLAIN ENGLISH TITLE INSURANCE COMMITMENT
                         CHICAGO TITLE INSURANCE COMPANY

                             SCHEDULE B - SECTION 1
                                  REQUIREMENTS

NUMBER:   9686-50009

     The following requirements must be met:

(a) Pay the agreed amounts for the interest in the land and/or the mortgage to be insured.

(b)  Pay us the premiums, fees, and charges for the policy.

(c) Documents satisfactory to us creating the interest in the land and/or the mortgage to be insured must be signed, delivered and recorded.

     1. Deed from Ballston Hotel Limited Partnership, a Virginia limited partnership vesting fee simple and easement interests described in Schedule A in ESBH Limited Partnership.

     3. Deed of Trust from ESBH Limited Partnership securing Lehman Brothers Holdings, Inc. in the principal sum of $17,825,000.00.

(d) You must tell us in writing the name of anyone not referred to in this Commitment who will get an interest in the land or who will make a loan on the land. We may then make additional requirements or exceptions.

     The following numbered requirements must also be met:

1. You must provide us with proof (affidavit or lien waivers) that there has been no labor performed or material furnished for renovation, repair or construction of improvements on the subject land for which a lien could be filed.

2.   Tax information:
     There must be payment of all taxes, charges, and assessments which are due and payable.

     Real estate taxes are posted as being paid through the 2nd Half 1995. Tax Map Reference 14-049-029. Parcel B-l-B, Block 1, Center Ballston. See Tax Sheet attached.

3.   You must pay and release of record the following items:

This Commitment is continued on the following page.                            2

                  ALTA PLAIN ENGLISH TITLE INSURANCE COMMITMENT
                         CHICAGO TITLE INSURANCE COMPANY

     a. Deed of Trust; Assignment of Leases, Contracts, Rents & Profits; and Security Agreement from Ballston Hotel Limited Partnership, a Virginia limited partnership from Ballston Condo Limited Partnership, a Virginia limited partnership to Joe A. Shull and Robert S. Schiro, Trustees, dated October 5, 1988 and recorded October 19, 1988 in Deed Book 2353 at page 1219 securing Signet Bank/Virginia in the principal sum of $18,500,000.00.

          Subject to Subordination and Release dated October 5, 1990 and recorded August 19, 1990 in Deed Book 2444 at page 976 which subordinates and releases certain easements for parking spaces as more specifically set forth therein.

          Subject to Subordination and Release dated November 2, 1990 and recorded November 27, 1990 in Deed Book 2455 at page 1714 which subordinates and releases certain easements for parking spaces as more specifically set forth therein.

          Subject to Subordination and Release dated August 10, 1991 and recorded May 21, 1991 in Deed Book 2474 at page 730 and rerecorded June 24, 1992 in Deed Book 2531 at page 25, which subordinates and releases certain easements for parking spaces as more specifically set forth therein.

          As modified by Substitution of Trustee and Modification Agreement to deed of Trust; Assignment of Leases, Contracts, Rents & Profits; and Security Agreement dated August 8, 1991 and recorded August 13, 1991 in Deed Book 2485 at page 1437, which among other matters increases the indebtedness to $21,000,000.00.

          As modified by Second Modification Agreement to Deed of Trust; Assignment of Leases, Contracts, Rents & Profits; and Security Agreement dated June 24, 1992 and recorded July 9, 1992 in Deed Book 2534 at page 335.

          As modified by Appointment of Substitute Trustees dated December 31, 1992 and recorded January 5, 1993 in Deed Book 2568 at page 414.

          Subject to Partial Deed Of Release dated December 31, 1992 and recorded January 5, 1993 in Deed Book 2568 at page 416 releasing certain interests of Ballston Parking Associates as more specifically set forth therein.

This Commitment is continued on the following page.                            3

                  ALTA PLAIN ENGLISH TITLE INSURANCE COMMITMENT
                         CHICAGO TITLE INSURANCE COMPANY

          As assigned to ALI Inc., a Delaware corporation by Assignment of Deed of Trust and other Recorded Loan Instruments dated September 13, 1994 and recorded October 18, 1994 in Deed Book 2699 at page 1596.

          As modified by Deed of Appointment of Substitute Trustee dated January 19, 1996 and recorded January 29, 1996 in Deed Book 2758 at page 1537 appointing William H. Casterline, Jr., as Substitute Trustee.

     b. Financing Statement from Ballston Hotel Limited Partnership, Debtor, to Signet Bank/Virginia, Secured Party, filed September 16, 1994 in File No. 54392 replacing lapsed financing statement filed October 19, 1988 in File No. 43653 among the financing statement records of Arlington County, Virginia.

          Said financing statement was assigned to ALI, Inc. by Assignment filed September 16, 1994 in File No. 54392.

     c. Financing Statement from Ballston Hotel Limited Partnership, Debtor, to Signet Bank/Virginia, Secured Party, filed January 7, 1993 in File No. 51895 among the financing statement records of Arlington County, Virginia.

          Said financing statement was assigned to ALI, Inc. by Assignment filed October 18, 1994 in File No. 51895.

     d. Financing Statement from Richard Grizzard DBA Ballston Hotel LTD Partnership, Debtor, to Linc Anthem Corp, Secured Party filed February 6, 1995 in File No. 55463.

4. Furnish copies of all instruments to this transaction for review by Chicago Title Insurance Company prior to closing. This Commitment is subject to such additional requirements and/or exceptions, including so-called "creditors' rights", as may be deemed necessary by the Company upon review of said documents and upon full disclosure of all facts of this transaction.

     Documents and information which, in particular, must be provided for review of "creditors' rights" include but are not limited to the following:

          a.   Loan Agreement and Commitment
          b.   Current Appraisal

This Commitment is continued on the following page.                            4

                  ALTA PLAIN ENGLISH TITLE INSURANCE COMMITMENT
                         CHICAGO TITLE INSURANCE COMPANY

          c. Current Audited financial statements for the borrowing entity, principals and guarantors.
          d.   Historical and projected cash flow for the property.
          e.   Use of proceeds of the proposed loan.

     The following "creditors' rights" exclusion from coverage will appear in the final policy unless the Company has agreed in writing prior to closing to delete or amend said exclusion:

          Any claim, which arises out of the transaction creating the interest of the mortgagee insured by this policy, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors' rights laws, that is based on:

          (i) the transaction creating the interest of the insured mortgagee being deemed a fraudulent conveyance or fraudulent transfer; or
          (ii) the subordination of the interest of the insured mortgagee as a result of the application of the doctrine of equitable subordination; or
          (iii) the transaction creating the interest of the insured mortgagee being deemed a preferential transfer except where the preferential transfer results from the failure:

                    (a)  to timely record the instrument of transfer; or
                    (b) of such recordation to impart notice to a purchaser for value or a judgment or lien creditor.

6. The Company must be provided with the following in regard to Ballston Hotel Limited Partnership: (a) Copy of limited partnership agreement and any amendments thereto; (b) Certificate of Limited Partnership and of Good Standing for the Commonwealth of Virginia; (c) Copy of partnership resolution authorizing the transaction contemplated by this commitment.

     The Company must be provided with the following in regard to any limited partnership comprising the general partners of Ballston Hotel Limited
     Partnership: (a) Copy of limited partnership agreement and any amendments thereto; (b) Certificate of Limited Partnership and of Good Standing for state of origin; (c) Certificate of Authority as a foreign limited partnership (if applicable) and of Good Standing from

This Commitment is continued on the following page.                            5

                  ALTA PLAIN ENGLISH TITLE INSURANCE COMMITMENT
                         CHICAGO TITLE INSURANCE COMPANY

     the Commonwealth of Virginia (d) Copy of partnership resolution authorizing the transaction contemplated by this commitment.

     The Company must be furnished the following with regard to any corporate entities comprising the general partners of Ballston Hotel Limited
     Partnership: (a)  Certificate of Good Standing from the state of origin;
     (b) Certificate of Authority as a foreign corporation (if applicable) and of Good Standing from the Commonwealth of Virginia (c) Corporate Resolution authorizing the transaction contemplated in this commitment; (d) Certificate of Incumbency.

7.   Requirement No. 6 above is also applicable as to ESBH Limited Partnership.

8. Should the Company be requested to delete or modify General Exceptions 1, 4 and 5 of Schedule B, Section 2, Requirement Number 1 of Schedule B, Section 1 must be complied with and the attached affidavit must be completed, executed and returned to the Company. In the event the Company is requested to delete or modify General Exceptions 2 and 3 of Schedule B, Section 2, the Company must be furnished a current survey prepared in accordance with the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys.

9. The endorsement(s) listed below, in form as attached hereto, will be included as part of the proposed policies. Except as noted said endorsements will be attached to lender's and owner's policies. As a prerequisite to issuance of said endorsement(s), the Company must be provided with the documentation shown below in parentheses for its review and acceptance.

     a. Comprehensive Endorsement - Lender's ALTA Form 9 (Survey, Surveyor's Certification and Owner's Affidavit)
     b. Owner's Comprehensive Endorsement (Survey, Surveyor's Certification and Owner's Affidavit)
     c.   First Loss Endorsement - Loan Policy (Loan Documents)
     d.   Survey Endorsement (Survey and Surveyor's Certification)
     e.   Usury Endorsement - Loan Policy (Loan Documents)
     f.   Subdivision Endorsement
     g.   ALTA 3.1 Endorsement - (Attorney's Zoning Opinion)
     h.   Access Endorsement - (Survey and Surveyor's Certification)
     i.   Address Endorsement - (Survey and Surveyor's Certification)
     j. Creditors' Rights Endorsement - Loan Policy (Loan Documents, Requirement No. 5)

This Commitment is continued on the following page.                            6

                  ALTA PLAIN ENGLISH TITLE INSURANCE COMMITMENT
                         CHICAGO TITLE INSURANCE COMPANY

     k.   Tax Parcel Endorsement
     l.   Source Deed Endorsement
     m.   Virginia Credit Line Endorsement - Loan Policy (Loan Documents)
     n.   Doing Business Endorsement - Loan Policy
     o.   Variable Rate Endorsement - Loan Policy (Loan Documents)
     p.   Tie-In Endorsement - Loan Policy (Transaction Documents)



















This Commitment is continued on the following page.                            7

                  ALTA PLAIN ENGLISH TITLE INSURANCE COMMITMENT
                         CHICAGO TITLE INSURANCE COMPANY

                             SCHEDULE B - SECTION 2
                                   EXCEPTIONS

NUMBER:    9686-50009

     Any policy we issue will have the following exceptions unless they are taken care of to our satisfaction.

     General Exceptions:

1.   Rights or claims of parties in possession not shown by the public records.

2. Encroachments, overlaps, boundary line disputes, and any other matters which would be disclosed by an accurate survey and inspection of the premises.

3.   Easements or claims of easements not shown by the public records.

4. Any lien, or right to a lien, for services, labor, or material heretofore or hereafter furnished, imposed by law, and not shown by the public records.

5. Taxes or special assessments which are not shown as existing liens by the public records.

     Special Exceptions:

1.   Taxes subsequent to December 31, 1995, a lien, not yet due and payable.

2. Easement and right-of-way granted to Virginia Electric and Power Company by Agreement dated January 16, 1963 and recorded in deed Book 1502 at page 382.

3. Public purposes easement for pedestrian access and utilities, and perpetual easement for public street and utility purposes granted to The County Board of Arlington County, Virginia by Deed of Easement dated October 5, 1988 and recorded October 5, 1988 in Deed Book 2351 at page 810.

4. Terms, conditions and easements set forth in Deed of Easement by and between Washington Metropolitan Area Transit Authority and Ballston Center Associates Limited Partnership recorded in Deed Book 2352 at page 921, including future effective date and termination provisions.


This Commitment is continued on the following page.                            8

                  ALTA PLAIN ENGLISH TITLE INSURANCE COMMITMENT
                         CHICAGO TITLE INSURANCE COMPANY

5. Subject to approved site plan as referenced in Note on plat?? attached to Deed of Resubdivision recorded in Deed Book 2351 at page 1828.

6. Deed of Subdivision creating Parcels B-1-B and B-1-A recorded in Deed Book 2352 at page 161.

7. Easements for access, egress and support granted Ballston Condo Limited Partnership by Deed of Contribution dated October 4, 1988 and recorded October 12, 1988 in Deed Book 2352 at page 928.

8. Terms, conditions and easements set forth in Deed of Contribution and Easement dated October 5, 1988 and recorded in Deed Book 2352 at page 933.

9. 1.70' encroachment along North Stafford Street by slab at street level as shown on plat of Dewberry & Davis, CLS, dated July 18, 1988.

10. Terms, conditions and easements set forth in Declaration for Ballston Metro Center dated February 6, 1990 and recorded in deed Book 2419 at page 1.

11. Terms, conditions and agreement to convey g-4 Exclusive Easement and Garage Non-Exclusive Easement as set forth in Corrected Inter-Entity Agreement dated October 5, 1988 and recorded August 13, 1991 in deed Book 2485 at page 1364.

12. Terms, conditions and easements set forth in Omnibus Pedestrian Bridge Easement Agreement dated August 18, 1991 and recorded August 30, 1991 in Deed Book 2488 at page 47; in North Street Bridge Agreement dated August 3, 1991 and recorded in deed Book 2488 at page 165; and in Confirmatory Agreement dated September 4, 1991 and recorded October 25, 1991 in Deed Book 2493 at page 1566.

13. Terms and conditions of Memorandum of Lease by and between Washington Metropolitan Area Transit Authority and Ballston Office Center Associates Limited Partnership, dated September 8, 1986 and recorded in Deed Book 2233 at page 1537, as amended by Corrective Memorandum of Lease dated October 5, 1988 and recorded in Deed Book 2352 at page 916, and the Lease described therein.

14. Subject to title search and examination of servient properties in regard to easements benefitting subject property as described in the last two paragraphs of attached Exhibit A.








This Commitment is continued on the following page.                            9

                  ALTA PLAIN ENGLISH TITLE INSURANCE COMMITMENT
                         CHICAGO TITLE INSURANCE COMPANY


CHICAGO TITLE INSURANCE COMPANY


/s/ Craig A. Johnson
- -----------------------------------------
Craig Johnson, Assistant Vice President

































































This is the final page of this Commitment.                                    10

                                 EXHIBIT E

              SCHEDULE OF ITEMS TO BE APPORTIONED OR CREDITED

ARLINGTON RENAISSANCE HOTEL


ARLINGTON RENAISSANCE HOTEL


CASH ACCOUNTS:

CASH OPERATING ACCOUNT
CASH MONEY MARKET ACCOUNT                    $
CASH CREDIT CARD ACCOUNT
CASH PAYROLL ACCOUNT
CASH HOUSE FUND
CASH RESERVE FUND/RESERVE ACCOUNT
                                             ---------------
TOTAL CASH ACCOUNTS                          $          0.00
                                             ---------------
ACCOUNTS RECEIVABLE:

GUEST LEDGER ACCOUNT                         $
CITY LEDGER ACCOUNT
INTERCOMPANY RECEIVABLES
OTHER RECEIVABLES
VENDOR'S ESCROW DEPOSIT
OTHER MISCELLANEOUS RECEIVABLES
STAFF PARKING
ACCRUED RECEIVABLE PARKING INCOME

                                             ---------------
TOTAL ACCOUNTS RECEIVABLES                   $          0.00
                                             ---------------
PREPAID ACCOUNTS:

WORKMAN'S COMPENSATION                       $

GROUP INSURANCE

LICENSES AND PERMITS


MAINTENANCE CONTRACTS
HARDWARE MAINTENANCE




SOFTWARE MAINTENANCE




INSURANCE

REAL ESTATE TAXES
                                             ---------------
TOTAL PREPAID EXPENSES                       $          0.00
                                             ---------------
TOTAL ASSETS                                 $          0.00
                                             ---------------

                                 EXHIBIT E

              SCHEDULE OF ITEMS TO BE APPORTIONED OR CREDITED

ARLINGTON RENAISSANCE HOTEL


CURRENT LIABILITIES:


ACCOUNTS PAYABLE                             $
UNCLAIMED WAGES
AUDIO VISUAL
MOVIE-PAY PER VIEW
DUE TO RENAISSANCE INTERNATIONAL
LAUNDRY VALET SERVICE
OCCUPANCY TAX
FOOD AND BEVERAGE SALES TAX
FITNESS CENTER
EQUIPMENT PURCHASES PAYABLE

                                             ---------------
TOTAL CURRENT LIABILITIES                    $          0.00
                                             ---------------

ACCRUED LIABILITIES:

MANAGEMENT BONUS PLAN                        $
MANAGEMENT FEES
SALARIES AND WAGES
ACCRUED UTILITIES
VACATION
ACCRUED MUTUAL EXPENSES
ACCRUED TRAVEL AGENCY FEES AND CLUB EXPENSES
ACCRUED PARKING AND CABLE COSTS
PROPERTY TAXES PAYABLE

                                             ---------------
TOTAL ACCRUED LIABILITIES                    $          0.00
                                             ---------------
ADVANCE DEPOSITS ROOM/BANQUET                $
                                             ---------------


TOTAL LIABILITIES                            $          0.00
                                             ---------------

NET AMOUNT DUE BHLP                          $          0.00
                                             ===============



NOTE: THIS INFORMATION WILL BE UPDATED TO THE CLOSING
      DATE OF THE AGREEMENT OF SALE AND PURCHASE

Hotel:  Renaissance Arlington Hotel

                                                Summary of Active EEOC Cases


  Particulars                  Case 1                             Case 2                            Case 3

  Name of Charging Party       Tom Dennis                         Mohammed Bouideh                  Jose Arce

  Gov't Agency                 Arlington Co. Human Rights         Arlington Co. Human Rights        ARCO
                               and EEOC                           and EEOC
  Male/Female                  Male                               Male                              Male

  Job Title                    Director of Security               Engineer II                       Banquet Houseperson

  When filed                   07/12/94                           2/21/95                           10/95

  Base for filing              Wrongful Discharge                 Non Moroccans have been given     Claims he was terminated
                                                                  better schedules and been         because of a disability
                                                                  caught sleeping and not
                                                                  terminated
  Type of Discrimination       Age Discrimination                 National Origin                   Disability ADA

  Anticipated Result           ARCO determined no reasonable      No grounds                        ARCO determined no
                               grounds                                                              reasonable grounds

  Anticipated Cost             None                               None                              None

  Rights to Sue Data


  Brief Description            Claimant was discharged due to     Claimant found sleeping for       Claimant terminated for
                               restructuring and re-              extended period of time.          punching time card of
                               engineering.  Position             Substantiated by two Loss         fellow employee.  Both
                               statement and supporting           Prevention Officers.  Claimant    claimant and individual
                               documents sent to ARCO. 08/94      terminated due to seriousness     who was punched in were
                                                                  of his responsibilities           terminated.
                                                                  involved in possible emergency
                                                                  situation.




EXHIBIT G


RENAISSANCE ARLINGTON HOTEL
LIST OF PERMITS, CERTIFICATES, LICENSES AND APPROVALS
- ------------ ------------------------------------------ -----------------------------------------
  DOCUMENT                   EXTENDED BY:                                 FOR
- ------------ ------------------------------------------ -----------------------------------------
CERTIFICATE  COMMONWEALTH OF VIRGINIA                   COLLECTION OF VIRGINIA SALES TAX

CERTIFICATE  STATE OF VIRGINIA                          FICTITIOUS NAME CERTIFICATE- "METRO'S
                                                        LIBATION STATION"

CERTIFICATE  STATE OF VIRGINIA                          FICTITIOUS NAME CERTIFICATE- "A CUT ABOVE
                                                        RESTAURANT AND LOUNGE"

LICENSE      FEDERAL COMMUNICATIONS COMMISSION          RADIO STATION LICENSE

APPROVAL     DEPT. OF THE TREASURY - A.T.F. BUREAU      OCCUPATIONAL TAX

CERTIFICATE  ARLINGTON COUNTY / VIRGINIA                CERTIFICATE OF OCCUPANCY

LICENSE      ARLINGTON COUNTY / VIRGINIA                RESTAURANT LICENSE

LICENSE      COMMONWEALTH OF VIRGINIA                   ABC STATE LICENSE / WINE AND BEER

LICENSE      COMMONWEALTH OF VIRGINIA                   ABC STATE LICENSE / MIXED BEVERAGE

CERTIFICATE  ARLINGTON COUNTY / VIRGINIA                BOILER AND HEATING ROOM INSPECTION

CERTIFICATE  ARLINGTON COUNTY / VIRGINIA                ELEVATOR NO. 8 INSPECTION

CERTIFICATE  ARLINGTON COUNTY / VIRGINIA                ELEVATOR NO. 9 INSPECTION

CERTIFICATE  ARLINGTON COUNTY / VIRGINIA                ELEVATOR NO. 14 INSPECTION

CERTIFICATE  ARLINGTON COUNTY / VIRGINIA                ELEVATOR NO. 10 INSPECTION

LICENSE      ARLINGTON COUNTY                           ALCOHOL BEVERAGE WINE/BEER RETAIL

LICENSE      ARLINGTON COUNTY                           SPECIALIZED BUSINESS OPERATION MANAGEMENT

LICENSE      ARLINGTON COUNTY                           RESTAURANTS

LICENSE      ARLINGTON COUNTY                           MIXED BEVERAGE / OVER 150 SEATS

LICENSE      ARLINGTON COUNTY                           LODGING HOTELS

LICENSE      ARLINGTON COUNTY                           SPECIALIZED COMMISSION

LICENSE      ARLINGTON COUNTY                           GENERAL PERSONAL SERVICES

LICENSE      ARLINGTON COUNTY                           COMMERCIAL RENT COMMISSION


EXHIBIT H



RENAISSANCE ARLINGTON HOTEL
LIST OF MATERIAL LIABILITIES AND OBLIGATIONS (MORE THAN $10,000)
AS OF JUNE 14, 1996


- ---------------------------------------------     ------------------------------------   -------------   -----------------------
              VENDOR                                        FOR                            AMOUNT                 PERIOD

- ---------------------------------------------     ------------------------------------   -------------   -----------------------

PRUDENTIAL / RENAISSANCE HOTELS                    GROUP HEALTH INSURANCE                   30,000.00     MAY AND JUNE 1996

TREASURER, ARLINGTON COUNTY                        OCCUPANCY TAX                            38,000.00     JUNE 1996

ARLINGTON COUNTY / STATE OF VIRGINIA               SALES AND USE TAX                         8,300.00     JUNE 1996

HOTEL MANAGEMENT EMPLOYEES                         MANAGEMENT BONUS (ESTIMA                 44,000.00     07/01/95-06/30/96

RENAISSANCE HOTELS                                 RINA FEES                                17,174.20     05/25/96-06/13/96

RENAISSANCE HOTELS                                 MANAGEMENT FEES                          14,927.00     05/25/96-06/13/96

WASHINGTON GAS                                     GAS CONSUMPTION (IN DISPUT               60,000.00     10/20/89-06/13/96

HOTEL HOURLY EMPLOYEES                             VACATION PAY (HOURLY EMPL                27,214.00     VARIOUS TO 05/24/96

LA SALLE ADVISORS                                  MUTUAL EXPENSES (ESTIMATE                45,000.00     12/20/95 - 06/14/96

ATLANTIC GARAGE                                    GUEST PARKING (ESTIMATED)                21,000.00     MAY AND JUNE 1996

KPMG PEAT MARWICK                                  AUDIT FEES                               16,300.00     1995 TAXES AND FINANCIALS

BRINK INTERNATIONAL                                PROFESSIONAL CONSULTING                  24,000.00     $2,000.MONTH WITH 30
                                                                                                          DAY NOTICE TO CANCEL

ALI, INC.                                          ALI LOAN                             17,079,120.60     DUE OCTOBER 5, 1995

EXHIBIT I


RENAISSANCE ARLINGTON HOTEL
LIST OF MATERIAL CONTRACTS (MORE THAN $5,000)
- ---------------------------    ------------------------------   ------------------------  ---------      ---------     ----------
    NAME                           FOR                                  PERIOD              TOTAL         PAYMENT       PAYMENTS
                                                                                           CONTRACT        AMOUNT      TO BE MADE
- ---------------------------    ------------------------------   ------------------------  ---------      ---------     ----------
SIMPLEX                        FIRE ALARM                         12/01/95-1130/96        20,088.03       5,022.00     QUARTERLY

WASTE MANAGEMENT               RECYCLING                         02/01/94-02/01/97        22,824.00         634.00     MONTHLY

SCHINDLER                      ELEVATORS                         03/01/94-03/01/99       100,500.00       1,745.00     MONTHLY

XEROX                          COPIER                            06/15/96-06/15/99        42,660.00       1,185.00     MONTH LY

XEROX                          COPIER                            01/26/95-01/26/97         9,061.20         251.70     MONTHLY

CLS SOFTWARE                   FRONT OFFICE MAINTENANCE
                               SYSTEM SOFTWARE                   03/15/96-03/15/97         7,512.00       1,678.00     QUARTERLY

A T AND T GLOBAL               FRONT OFFICE MAINTENANCE
                               SYSTEM HARDWARE                    07/01/95-06/30/96        4,950.00       4,950.00     ANNUALLY

